Exhibit 16



[LOGO]                   [RICHARD A. EISNER LETTERHEAD]




                                   May 6, 1996



Securities and Exchange Commission
Washington, D.C. 20549

Re: Winston Resources, Inc.

Ladies and Gentlemen:

    We have read Item 4 of the current report on Form 8-K dated May 1, 1996 filed by Winston Resources, Inc. and we are in agreement with the statements contained in Items a(ii), a(iv), a(v) and a(vi) thereof.

                                Very truly yours,



                       /s/ Richard A. Eisner & Company LLP